                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                             (Amendment No. _____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14(a)-11(c) or Section
     240.14a-12

                             PATTERSON ENERGY, INC.
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     (2) Aggregate number of securities to which transaction applies:
      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     (4) Proposed maximum aggregate value of transaction:
      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     (5) Total Fee Paid:
      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     (2) Form, Schedule or Registration No.:
      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     (3) Filing Party:
      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     (4) Date Filed:
      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                             PATTERSON ENERGY, INC.
                               P. O. DRAWER 1416
                              SNYDER, TEXAS  79550

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 1, 1997


To the Stockholders of
     PATTERSON ENERGY, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Patterson Energy, Inc., a Delaware corporation (the "Company"), will be held at the Embassy Suites Hotel, 3880 West Northwest Highway, Dallas, Texas, on Tuesday, July 1, 1997, at 10:00 A.M., local time, for the following purposes:

         1. To elect five (5) directors of the Company to serve until the next annual meeting of stockholders or until their respective successors shall be elected and qualified;

         2. To consider and vote upon a proposal to amend Patterson's Restated Certificate of Incorporation to increase its authorized Common Stock from 9,000,000 shares to 18,000,000 shares;

         3. To consider and vote upon a proposal to amend the Patterson Energy, Inc. 1993 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 175,000 shares to 350,000 shares;

         4. To consider and vote upon a proposal to ratify the selection of Coopers & Lybrand L.L.P., independent accountants, as independent auditors for the Company for the fiscal year ending December 31, 1997; and

         5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on May 14, 1997, are entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

     STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON, SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT.

                                        By Order of the Board of Directors


                                        James C. Brown
                                        Secretary
SNYDER, TEXAS
May 15, 1997

                             PATTERSON ENERGY, INC.
                                P.O. DRAWER 1416
                              SNYDER, TEXAS  79550


                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 1, 1997


     This Proxy Statement is furnished to stockholders of Patterson Energy, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the Embassy Suites Hotel, 3880 West Northwest Highway, Dallas, Texas, on Tuesday, July 1, 1997, at 10:00 A.M., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and the enclosed Proxy will first be sent to stockholders is May 16, 1997.


                       ACTIONS TO BE TAKEN AT THE MEETING

     Shares represented by a properly executed Proxy, unless the stockholder otherwise instructs in the Proxy, will be voted (i) for the election of the five individuals named below under the caption "Election of Directors" as directors of the Company; (ii) for the proposal to amend the Company's Restated Certificate of Incorporation to increase its authorized Common Stock from 9,000,000 shares to 18,000,000 shares (the "Capital Stock Charter Amendment");
(iii) for the proposal to amend the Patterson Energy, Inc. 1993 Stock Incentive Plan ("Stock Incentive Plan") to increase the number of shares of Common Stock reserved for issuance thereunder from 175,000 shares to 350,000 shares ("Stock Incentive Plan Amendment"); (iv) for the ratification of the selection of Coopers & Lybrand L.L.P., independent accountants, as independent auditors of the Company for the fiscal year ending December 31, 1997 ("Ratification of Auditors"); and (v) at the discretion of the proxy holders, on any other matter or business that may be properly presented at the Meeting or any adjournment thereof. Where a stockholder properly executes a Proxy and gives instructions on how his shares are to be voted, the shares will be voted in accordance with those instructions.

     A Proxy may be revoked at any time by a stockholder before it is exercised by giving written notice to the Secretary of the Company or by signing and delivering a Proxy which is dated later, or if the stockholder attends the Meeting in person, by either notice of revocation to the inspectors of election at the Meeting or by voting at the Meeting.

     The only matters that management intends to present at the Meeting are the four matters referenced in subparagraphs (i) through (iv) above. If any other matter or business is properly presented at the Meeting, the proxy holders will vote upon it in accordance with their best judgment.

                               VOTING SECURITIES

     The record date for the Meeting is May 14, 1997. Only stockholders of record at the close of business on May 14, 1997, will be entitled to vote at the Meeting. At the close of business on that date, there were issued and outstanding __________________ shares of the Company's common stock, par value $0.01 per share, (the "Common Stock"), entitled to one vote per share. In the election of directors, cumulative voting is not allowed. There are no outstanding shares of preferred stock. A majority of the outstanding Common Stock, present in person or by Proxy and entitled to vote, will constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock represented by proxies which are marked "abstain" or which are not marked as to any particular matter or matters will be counted as shares present for purposes of determining the presence of a quorum on all matters. Proxies relating to "street name" shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares having voted at the Meeting as to any proposal as to which authority to vote is withheld by the brokers.

     Under Delaware law and the Company's Restated Certificate of Incorporation, if a quorum is present at the Meeting, (a) to be elected a director, each nominee must receive a plurality of the votes of the shares of Common Stock present in person or by Proxy at the Meeting and entitled to vote on the matter, (b) the affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the proposed Capital Stock Charter Amendment, and (c) the affirmative vote of the majority of shares present in person or by Proxy at the Meeting and entitled to vote on the matter is required to approve (i) the proposed Stock Incentive Plan Amendment, (ii) the proposed Ratification of Auditors, and (iii) any other matter submitted to a vote of stockholders at the Meeting. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting on the proposed Capital Stock Charter Amendment or the proposed Stock Incentive Plan Amendment or the Ratification of Auditors will have the effect of voting against any such matter. Broker non-votes will have the effect of a vote against the Capital Stock Charter Amendment, but will not have the effect of a vote for or against the Stock Incentive Plan Amendment.


BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

     The following table sets forth, as of March 31, 1997, information concerning the beneficial ownership of the Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock, (ii) each director and nominee as director of the Company, (iii) each of the executive officers named in the Summary Compensation Table set forth below under the caption "Executive Compensation," and (iv) all directors and executive officers as a group.

                                                                              AMOUNT AND
                                                                               NATURE OF
                                                                              BENEFICIAL
                                                                             OWNERSHIP OF
 NAME(1)                                                                    COMMON STOCK(2)   PERCENT OF CLASS
 ----                                                                       ------------      ----------------
 Cloyce A. Talbott . . . . . . . . . . . . . . . . . . . . . . . . . . .       494,974            7.0%
 2500 Towle Park Road
 Snyder, Texas 79549

 A. Glenn Patterson  . . . . . . . . . . . . . . . . . . . . . . . . . .       112,143(3)         1.6%

 Kenneth E. Davis  . . . . . . . . . . . . . . . . . . . . . . . . . . .        71,554(4)         1.0%

 Robert C. Gist  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        17,943(5)           *

 Vincent A. Rossi, Jr. . . . . . . . . . . . . . . . . . . . . . . . . .           -                -

 James C. Brown  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        38,727(6)           *

 All executive officers and directors as a group (6 persons) . . . . . .       735,341(7)        10.3%

-----------
*Less than 1%

(1)  Each person named is an executive officer and/or director of the Company.

(2) Beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options, but not deemed outstanding for computing the percentage ownership of any other person.

(3) Includes 30,720 shares purchasable under exercisable employee stock options.

(4) Includes 5,474 shares owned by the wife of Mr. Davis and 5,000 shares purchasable under exercisable non-employee director stock options.

(5) Includes 5,000 shares purchasable under exercisable non-employee director stock options.

(6) Includes 13,000 shares purchasable under exercisable employee stock options.

(7) Includes the 53,720 shares purchasable under exercisable employee and non-employee director stock options (see Notes 3, 4, 5 and 6 above).


                             ELECTION OF DIRECTORS
                           (PROPOSAL 1 ON PROXY CARD)

     The Company's Bylaws provide that the number of members of the Board of Directors shall be fixed either by amendment to the Bylaws or by resolution of the Board of Directors. Pursuant to Board resolution, the size of the Board is currently set at five. The Company's Board of Directors is not divided into classes; therefore, all five directors are to be elected at the Meeting. Directors are elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified.

     Unless authority is withheld, it is intended that the shares represented by a properly executed Proxy will be voted for the election of all of the nominees (Cloyce A. Talbott, A. Glenn Patterson, Robert C. Gist, Kenneth E. Davis and Vincent A. Rossi, Jr.) as directors. The nominees constitute all of the members of the Company's present Board of Directors. If these nominees are unable to serve for any reason, such Proxy will be voted for such persons as shall be designated by the Board of Directors to replace such nominees. The Board of Directors has no reason to expect that these nominees will be unable to serve.

     The following table sets forth certain information concerning the individuals nominated for election as directors of the Company:

 Name                                                Age    Positions with the Company
 ----                                                ---    --------------------------
 Cloyce A. Talbott                                   61     Chairman of the Board; Chief Executive Officer;
                                                              Director

 A. Glenn Patterson                                  50     President; Chief Operating Officer; Director

 Robert C. Gist                                      56     Director

 Kenneth E. Davis                                    74     Director

 Vincent A. Rossi, Jr.                               39     Director

     The following is a brief description of each nominee's business experience during the past five years:

     CLOYCE A. TALBOTT has served as a Director of the Company since its incorporation in 1978. Mr. Talbott is co- founder of the Company, served as Vice President from 1978 to 1983, and has served as Chairman of the

Board and Chief Executive Officer since 1983. He also serves as Chairman of the Board and Chief Executive Officer of the Company's four subsidiaries. Mr. Talbott received a Bachelor of Science degree in Petroleum Engineering in 1958 from Texas Tech University, Lubbock, Texas.

     A. GLENN PATTERSON has served as a Director of the Company since its incorporation in 1978. Mr. Patterson is a co- founder of the Company and has served as its President since 1978 and also as Chief Operating Officer since 1983. Mr. Patterson also serves as President of the Company's four
subsidiaries.   Mr. Patterson is primarily responsible for the day-to-day
management of the Company's contract drilling activities. Mr. Patterson received his Bachelor of Science degree in Business in 1970 from Angelo State University, San Angelo, Texas.

     ROBERT C. GIST has served as a Director of the Company since 1985. Mr. Gist has served as general legal counsel and advisor to the Company since 1987. Mr. Gist received a Bachelor of Science degree in Economics in 1962 and a law degree in 1965 from Southern Methodist University. He is currently self-employed as an attorney and has been for at least the past five years. He has over 20 years experience in the oil and gas industry.

     KENNETH E. DAVIS has served as Director of the Company since 1978 and served as Treasurer from 1978 to June 1993. Mr. Davis received a Bachelor of Arts degree in Business from University of North Texas, Denton, Texas, in 1950. Mr. Davis was the owner and director of Fluid Transports, Inc., an oil field trucking company, until he sold the company in December 1994 and retired.

     VINCENT A. ROSSI, JR. has served as a director of the Company since July 30, 1996. Since 1995, Mr. Rossi has served as a Managing Director of Turnberry Capital Management L.P., an investment advisory firm. From March 1991 through 1994, he was a Managing Director of CS First Boston and co-founder of the First Boston Special Situations Fund where he was jointly responsible for capital commitment. From 1989 to March 1991, he was responsible for proprietary capital commitment in the Distressed Securities Group at CS First Boston. During the prior two years, he was a senior member of the Reorganizations Group at CS First Boston. Mr. Rossi joined CS First Boston in 1987 from Odyssey Partners. He is a 1984 graduate of the Harvard Business School and received a B.S., summa cum laude, from the Wharton School, University of Pennsylvania in 1980.


OTHER EXECUTIVE OFFICER

     The following table sets forth certain information concerning the only executive officer of the Company who is not also a director:

 Name                                          Age      Position with the Company
 ----                                          ---      -------------------------
 James C. Brown  . . . . . . . . . . . . .     45       Vice President-Finance; Chief Financial Officer;
                                                          Secretary and Treasurer

     Mr. Brown has served as Secretary and Treasurer of the Company since June 1993 and as Vice President-Finance and Chief Financial Officer since August 1993. Mr. Brown served as Vice President from 1982 until June 1990, as a Director of the Company from February 1985 until June 1990, and as Controller from December 1983 until June 1990. Mr. Brown also serves as Vice President-Finance, Treasurer and Secretary of the Company's four subsidiaries. Mr. Brown is responsible for managing all office personnel of the Company involved with general financial and tax accounting activities. Mr. Brown received a Bachelor of Science degree in Accounting in 1973 from Tarleton State University, Stephenville, Texas. He is a certified public accountant in the State of Texas and a member of the American Institute of Certified Public Accountants.

     The officers of the Company hold office until their successors are appointed by the Board of Directors. All officers of the Company are employed on a full-time basis. There are no arrangements or understandings between any of the directors or officers and any other person pursuant to which he or she was or is to be selected as a director, nominee or officer. There is no family relationship between any director and executive officer of the Company other than between Messrs. Talbott and Patterson, who are brothers-in-law.


BOARD AND COMMITTEE MEETINGS

     The Board of Directors held nine formal meetings during the year ended December 31, 1996. All directors attended at least 75% of the aggregate of all meetings of the Board of Directors and committees on which they served in 1996. In addition to those meetings, certain business was conducted by unanimous written consent of the Board of Directors. The Company's officers have made a practice of keeping directors informed of corporate activities by personal meetings and telephone discussions and (as indicated above) directors ratify or authorize certain Company actions through unanimous written consent actions.

     The Company has an Audit Committee and a Compensation Committee of the Board of Directors consisting in each case of Kenneth E. Davis and Robert C. Gist. The Audit Committee's function is to review and approve the services of the outside public accounting firm. The Compensation Committee's function is to review and approve proposals by management as to compensation for officers and other employees of the Company and to administer the Stock Incentive Plan. During 1996, the Audit Committee held no formal meeting. The Audit Committee meeting for 1996 was held in February 1997. The Compensation Committee held one formal meeting during 1996.

     At present, the Company has no nominating, executive or similar committees.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or accrued during each of the years in the three-year period ended December 31, 1996, to the Company's Chief Executive Officer and to each of the other executive officers, each of whose total compensation exceeded $100,000 for the last fiscal year for services in his capacity as such.

                           SUMMARY COMPENSATION TABLE




                                                                                       Long-Term
                                                 Annual Compensation                 Compensation
                                 --------------------------------------------------     Awards
                                                                   Other Annual     --------------      All Other
 Name and Principal Position     Year     Salary        Bonus     Compensation(1)    Stock Options   Compensation(2)
 ---------------------------     ----   --------      -------     ---------------   --------------   ---------------
 Cloyce A. Talbott, Chairman
 of the Board/Chief
 Executive Officer . . . . .     1996   $  150,900    $    507      $      -0-              -0-           $ 4,605
                                 1995      125,000         507          15,000              -0-             3,053
                                 1994      125,000         -0-          15,000              -0-             4,620

 A. Glenn Patterson,
 President/Chief Operating
 Officer . . . . . . . . . .     1996   $  150,900    $    507      $      -0-              -0-           $ 4,693
                                 1995      125,000     115,507             -0-           70,000             3,623
                                 1994      125,000      60,507             -0-              -0-             4,620
 James C. Brown, Vice
 President-Finance/Chief
 Financial Officer, Secretary
 and Treasurer . . . . . . .     1996   $  110,834    $    507      $      -0-              -0-           $ 2,780
                                 1995       95,900         507             -0-           25,000             2,308
                                 1994       92,917         -0-             -0-              -0-             2,323

____________________________
(1) The Company furnishes certain prerequisites and other personal benefits to its executive officers and certain of its other employees. These benefits include one or more of the following: The use of an automobile owned or leased by the Company; payment of annual country club dues and monthly charges, including personal meals; personal landscape and secretarial services through Company employees at the Company's expense. The value of these prerequisites and other personal benefits provided to an executive officer named in the table are reported for a year only if the aggregate value of such benefits exceeds the lesser of $50,000 or 10% of such executive officer's total salary and bonus disclosed in the table for the year reported.

(2) Represents Company contributions to the Patterson Energy, Inc. 401(k) Plan (the "Plan") for the account of the executive officers named in the table. The Plan became effective January 1, 1992. All employees of the Company who work 1,000 hours or more during the year, are at least 21 years of age, were employed on the last day of the year and have at least one year of service with the Company or its subsidiaries are eligible to participate in the Plan. The Company has no obligation to make contributions under the Plan; Company contributions are discretionary. Company contributions vest over a five-year period, based on credited years of service with the Company, and may be made either by (i) matching all or a portion of the respective participants' contributions to the Plan, or (ii) a profit sharing contribution to the accounts of participants which are in turn allocated to the accounts of active participants in the same proportion that each active participant's compensation bears to the total compensation of all active participants for the plan year. Each of the executive officers named in the table are fully vested in the Plan.

OPTION GRANTS IN 1996

     No options were granted during 1996 to any of the executive officers named in the Summary Compensation Table above.



AGGREGATED OPTION EXERCISES AND OPTION VALUES AT DECEMBER 31, 1996

     The following table sets forth information concerning the fiscal year-end value of unexercised options held by each of the executive officers named in the Summary Compensation Table above, other than Cloyce A. Talbott. No options have been granted to Mr. Talbott. No options were exercised by either of the named persons during 1996.

                          AGGREGATED OPTION EXERCISES
                        FOR YEAR ENDED DECEMBER 31, 1996
                          AND YEAR-END OPTION VALUES

                                                              Number of Shares           Value of Unexercised
                                                           Underlying Unexercised       In-the-Money Options at
                             Shares                       Options at Year End(#)(1)         Year-End($)(2)
                          Acquired on        Value       --------------------------   --------------------------
          Name            Exercise (#)    Realized ($)   Exercisable  Unexercisable   Exercisable  Unexercisable
          ----            ------------    ------------   -----------  -------------   -----------  -------------
 A. Glenn Patterson  .        -0-             -0-          22,720         47,280      $335,040       $752,460
 James C. Brown  . . .        -0-             -0-          10,000         15,000      $164,000       $246,000

_________
(1) The total number of unexercised options held as of December 31, 1996, separated between those options that were exercisable and those options that were not exercisable.

(2) Calculated by subtracting actual option exercise price from market price at year end ($25.75 per share) and multiplying the difference by the number of shares in each category.


DIRECTOR COMPENSATION

     Each non-employee director of the Company receives a $1,000 per month fee as partial compensation for services as board members. In addition, pursuant to the Company's Non-Employee Directors' Stock Option Plan, each non-employee director is automatically granted options to purchase 5,000 shares at the time he becomes a director and, thereafter, options to purchase an additional 1,000 shares for each subsequent year that he serves up to a maximum of 10,000 shares per director. The exercise price for each such option is the fair market value of the Common Stock on the date of grant.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     None of the executive officers named in the Summary Compensation Table above has an employment or severance agreement or any plan or arrangement providing compensation in the event of a change in control of the Company.

                              CERTAIN TRANSACTIONS

     The Company leases a 1981 Beech King-Air 90 airplane owned by Talbott Aviation, Inc., a company wholly-owned by Cloyce A. Talbott, Chief Executive Officer of the Company, under the terms of a lease dated February 15, 1995, effective January 1, 1995 (the "Lease"). Under the terms of the Lease, the Company pays a monthly rental of $9,200 and the costs of fuel, insurance, taxes and maintenance of the aircraft. The Company also pays the salary of the pilot, who is a full-time data processing employee of the Company. The Lease was scheduled to terminate on December 31, 1996, but has been extended to December 31, 1997. Mr. Talbott and Mr. A. Glenn Patterson, the President of the Company, and other Company officers are entitled to use the aircraft for personal use, for which they pay the Company $500 per flight hour. The Company has a right of first refusal to purchase the aircraft. The total cost to the Company for the aircraft (exclusive of the pilot's salary) under the Lease was $267,000 in 1996. The Company used the aircraft for 267.9 flight hours out of a total of 316.7 flight hours for the aircraft in 1996. The Company headquarters are located approximately 100 miles from the nearest major airport. The Company's management believes that the lease of the aircraft is necessary for the efficient operation of its business. The disinterested members of the Board of Directors believe that the Lease is on the same or better terms than the Company could have obtained from a nonaffiliated party.

     In April 1992, the Company obtained a revolving line of credit of $710,000 from Financial Services Partnership, a partnership made up of family members and family trusts of Messrs. Talbott and Patterson. The original line of credit provided for interest at 10% per annum, payable monthly, and was due May 1, 1993, but was renewed until May 1, 1994. On November 2, 1993, the interest rate was reduced to 8% per annum. In December 1993, the line of credit was renewed. The renewed line of credit provided for interest at 8% per annum, payable monthly, and was collateralized by the Company's accounts receivable and general intangibles and was to mature in December 1995. In December 1994, the maturity date was extended to December 1996 and in December 1995, the maturity was again extended to December 1997. The note was prepaid in full in December 1996.

     Robert C. Gist, a director of the Company, was paid a monthly retainer of $1,000 during 1996 for legal and consulting services provided to the Company. The Company intends to continue to obtain such services from Mr. Gist. In addition, the Company paid premiums in 1996 for Mr. Gist's family health insurance coverage in the amount of approximately $4,595.

     In 1996, the Company provided contract drilling services for which it received approximately $920,000 from HAT Oil & Gas, Inc., a company in which a son of Mr. Talbott is a stockholder, director and officer. The Company competitively bids for these drilling services on the same basis as it bids for the performance of drilling services for other third parties. The Company also owns a minor working interest in oil and gas properties operated by that company.

     The Company sells substantially all of the oil produced from Company-operated wells to BHT Marketing, Inc. ("BHT"), a Texas corporation in which a son of Mr. Talbott is a stockholder, director and officer, under terms of crude oil purchase contracts entered into on October 19, 1994 and October 24, 1995 (the "Purchase Contracts"). The purchase price for the oil is the posted monthly average price plus a bonus per Bbl of oil less basin sediment and water deductions. The bonus is determined by competitive bid and is currently $0.65 to $1.40 per Bbl of sweet oil and $0.95 per Bbl of sour oil. The Purchase Contracts can be terminated by either party upon at least 30 days' prior written notice. Crude oil sales to BHT in 1996 were approximately $19,564,000. Simultaneously with the execution of the Purchase Contracts, the Company and BHT have entered into participation agreements (the "Participation Agreements") pursuant to which the Company and BHT have agreed to share equally in the net proceeds received by BHT from the sale of all oil purchased by BHT under the Purchase Contracts. The term "net sales proceeds" generally means the gross proceeds received by BHT for the oil less all payments paid to the Company under the Purchase Contracts, pipeline tariffs and all other costs and expenses actually incurred by BHT associated with the transportation and sale of such oil. The proceeds received by the Company under these Participation Agreements were approximately $244,965 in 1996.

     Certain of the Company's directors, executive officers and key employees and their family members (collectively referred to herein as "Affiliated Persons") have participated, either individually or through entities they control, in oil and gas prospects or properties in which the Company has an interest. These participations, which have been on a working interest basis, have been in prospects or properties originated or acquired by the Company. In substantially every property in which any of the Affiliated Persons has been a working interest participant, the Company also has sold working interests to nonaffiliated persons on the same basis. At December 31, 1996, Affiliated Persons were working interest owners in 104 of the 215 wells then being operated by the Company. Of the 104 wells, the Company also sold working interests in 90 wells to nonaffiliated persons. In some cases, the interests sold to affiliated and nonaffiliated participants were sold on a promoted basis requiring these participants to pay a portion of the Company's costs. The Company believes that each of the participations by Affiliated Persons has been on terms no less favorable to the Company than it could have obtained from nonaffiliated participants. It is expected that joint participations with the Company will occur from time to time in the future. Conflicts of interest may arise between such directors and officers and the Company as to the advisability of conducting drilling and recompletion activities on those properties. As is the case of sales of working interests by the Company in its properties to nonaffiliated persons, sales of working interests to Affiliated Persons are made to reduce the Company's economic risk in the properties.

     The following table sets forth production revenues received and joint production costs paid by each of the Affiliated Persons during 1996 for all wells operated by the Company in which they have working interests. These numbers do not necessarily represent their profits or losses from these interests because the joint production costs do not include the parties' related drilling and leasehold acquisition costs incurred prior to January 1, 1996.

                                                                                      Year Ended
                                                                                   December 31, 1996
                                                                       ----------------------------------------
                                                                           Production             Joint
                                                                            Revenues             Interest
                                 Name                                      Received(1)          Billings(2)
                                 ----                                  ------------------   -------------------
    Cloyce A. Talbott  . . . . . . . . . . . . . . . . . . . . . .     $          318,782   $           332,476
    Anita Talbott(3) . . . . . . . . . . . . . . . . . . . . . . .                221,801               185,358
    SSI Oil & Gas, Inc.(4) . . . . . . . . . . . . . . . . . . . .              2,107,967             1,625,216
    Steve Talbott(3) . . . . . . . . . . . . . . . . . . . . . . .                 88,427                36,964
    Stan Talbott(3)  . . . . . . . . . . . . . . . . . . . . . . .                 96,815                58,638
    Lisa Beck and Stacy Talbott(3)   . . . . . . . . . . . . . . .                235,574               126,467
    H.A. Talbott and Audrey Talbott Children's Trust(5)  . . . . .                      -                (4,506)
                                                                       ------------------   -------------------
           Subtotal  . . . . . . . . . . . . . . . . . . . . . . .              3,069,366             2,360,613
                                                                       ------------------   -------------------
    A. Glenn Patterson . . . . . . . . . . . . . . . . . . . . . .                225,247               314,682
                                                                       ------------------   -------------------
    Kenneth E. Davis . . . . . . . . . . . . . . . . . . . . . . .                275,695               303,939
    Sandra Davis(6)  . . . . . . . . . . . . . . . . . . . . . . .                 80,174                91,008
                                                                       ------------------   -------------------
           Subtotal  . . . . . . . . . . . . . . . . . . . . . . .                355,869               394,947
                                                                       ------------------   -------------------
    James C. Brown . . . . . . . . . . . . . . . . . . . . . . . .                    753                   378
                                                                       ------------------   -------------------
           Total . . . . . . . . . . . . . . . . . . . . . . . . .     $        3,651,235   $         3,070,620
                                                                       ==================   ===================

------------
(1) Revenues received for production of oil and gas, net of state severance taxes.

(2) Includes leasehold costs, tangible equipment costs, intangible drilling costs and lease operating expense billed during that period. All joint interest billings have been paid on a timely basis.

(3) Anita Talbott is the wife of Cloyce A. Talbott. Steve and Stan Talbott, Lisa Beck and Stacy Talbott are Mr. Talbott's adult children.

(4) SSI Oil & Gas, Inc. is beneficially owned 50% by Cloyce A. Talbott and directly owned 50% by A. Glenn Patterson.

(5) H.A. Talbott and Audrey Talbott Children's Trust is a trust of which Cloyce A. Talbott is a beneficiary and co- trustee.

(6)     Sandra Davis is the wife of Kenneth E. Davis.

        Any future transactions between the Company and its officers, directors, key employees, 5% stockholders and their family members and affiliates will continue to be subject to the approval of a majority of disinterested members of the Board of Directors and will continue to be on terms no less favorable to the Company than those that could be negotiated with nonaffiliated parties. During February 1994, the Board adopted a blanket policy approving in advance all Joint Participations with Affiliated Persons in oil and gas prospects and properties after that date, provided that the participations of such Affiliated Persons are on the same basis as participations with nonaffiliated persons. In those instances when there are no nonaffiliated third-party participants, prior Board approval is required on a participation-by-participation basis.


                               PERFORMANCE GRAPH

        The following graph shows the changes over the past approximate three-year and two-month period beginning November 2, 1993 (date on which trading in the Common Stock commenced on an "when issued basis"), and ending December 31, 1996, in the value of $100 invested in: (1) Patterson Energy, Inc. Common Stock; (2) a Media General Industrial Group Index consisting of 72 companies engaged in oil and gas field services (all within SIC Code 1381); and
(3) the NASDAQ Market Index. The year-end values of each investment are based on share price appreciation and assume that $100 was invested on November 2, 1993, and that all dividends are reinvested. Calculations exclude trading commissions and taxes. The comparison in the graph is required by the SEC and, therefore, is not intended to forecast or be indicative of possible future performance of the Company's Common Stock.





                                   [GRAPH]


                    COMPARISON OF CUMULATIVE TOTAL RETURN
                 OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                                                 FISCAL YEAR ENDING
                                   ---------------------------------------------
COMPANY                             1993      1993     1994      1995      1996
-------                            ------     -----   ------    ------    ------
PATTERSON ENERGY INC. ........     100.00     93.22    93.22    191.53    349.15
INDUSTRY INDEX ...............     100.00     91.61    81.90    121.05    179.45
BROAD MARKET .................     100.00     98.64   103.56    134.33    166.92



                                              AS OF                              AS OF
                                            NOVEMBER 2                        DECEMBER 31
                                            ----------   ----------------------------------------------------
                                               1993         1993          1994          1995         1996
                                            ----------   ----------    ----------    ----------   -----------
 Patterson Energy, Inc.  . . . . . . . .     $100.00       $ 93.22       $ 92.22      $191.53       $349.15
 Media General Industrial
    Group Index  . . . . . . . . . . . .      100.00         91.66         81.90       121.05        179.45
 NASDAQ Market Index . . . . . . . . . .      100.00         98.64        103.56       134.33        166.92

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


        Kenneth E. Davis and Robert C. Gist served as members of the Compensation Committee during calendar 1996. Mr. Davis has not served as officer of the Company since June 1993, when he resigned as Treasurer. Mr. Gist has never served as an officer, but has been paid a monthly retainer of $1,000 since 1993 for legal and consulting services. The Company also pays premiums for Mr. Gist's family health insurance coverage, $4,595 during 1996.

                         COMPENSATION COMMITTEE REPORT

        Under rules established by the Securities and Exchange Commission, the Company is required to provide certain information regarding the compensation of its Chief Executive Officer and other executive officers whose salary and bonus exceed $100,000 per year. Disclosure requirements include a report explaining the rationale and considerations that lead to fundamental executive compensation decisions. The following report has been prepared to fulfill this requirement.

                The Compensation Committee ("Committee") of the Board of Directors sets and administers the policies that govern the annual compensation and long-term compensation of executive officers of the Company. The Committee consists of Messrs. Davis and Gist, neither of whom is an employee of the Company. The Committee makes all decisions concerning compensation of executive officers who receive salary and bonus in excess of $100,000 annually, determine the total amount of bonuses to be paid annually and grant all awards of stock options under the Company's Stock Incentive Plan. The Compensation Committee has retained Coopers & Lybrand L.L.P. to provide executive compensation consulting services to assist the Committee in performing its various duties. Coopers & Lybrand L.L.P. prepared, in 1996, a report comparing the Company's cash compensation practices for the executive officers to the executive-level cash compensation practices of similarly-sized companies in the Company's segment of the oil and gas industry and in general industry.

        The Committee's policy is to offer executive officers competitive compensation packages that will permit the Company to attract and retain highly qualified individuals and to motivate and reward such individuals on the basis of the Company's performance. At present, the Company's executive compensation package consists of base salary, cash bonus awards and long-term incentive opportunities in the form of stock options and a 401(k) plan. Executive salaries are reviewed by the Committee on an annual basis and are set for individual executive officers based on subjective evaluations of each individual's performance, the Company's performance and a comparison to salary ranges for executives of other companies in the oil and gas industry with characteristics similar to those of the Company. This allows the Committee to set salaries in a manner that is both competitive and reasonable within the Company's industry.

        Cash bonuses may be awarded on an annual basis for exceptional effort and performance. The use of a specific formula to evaluate management performance is not employed because it is difficult to define an appropriate formula and it restricts the flexibility of the Committee. The Committee considers the achievements of the Company, specifically including earnings for the year and return on stockholders' equity, in determining appropriate levels for bonus awards. During August 1996, the Committee increased the base annual salary of each of the executive officers named in the Summary Compensation Table above. Because of this mid-year increase, no cash bonus awards were paid for 1996.

        Stock options may be granted to key employees under the Patterson Energy, Inc. 1993 Stock Incentive Plan, including executive officers of the Company. Such stock-based awards continue to be an important element of the executive compensation package because they aid in the objective of aligning the key employees' interests with those of the stockholders by giving key employees a direct stake in the performance of the Company. Decisions concerning the granting of stock options are made on the same basis as decisions concerning base salary and cash bonus awards as discussed above. No options were granted in 1996.

        The compensation of the Chief Executive Officer of the Company is determined in the same manner as the compensation for other executive officers as described above. As a result, the compensation of the Chief Executive Officer is largely dependent upon the overall performance of the Company as well as a comparison to compensation being paid by other comparable peer companies to their chief executive officers. During the year ended December 31, 1996, the base annual salary of the Chief Executive Officer of the Company, Cloyce A. Talbott, increased approximately 48% to $185,000 from $125,000. The Company believes that the Chief Executive Officer's $185,000 base annual salary is approximately at the median of the competitive data.

                Compensation Committee of the Board of Directors

                                Kenneth E. Davis
                                 Robert C. Gist

                    PROPOSED CAPITAL STOCK CHARTER AMENDMENT
                           (PROPOSAL 2 ON PROXY CARD)

        The Capital Stock Charter Amendment, if adopted by the stockholders of Patterson at the Meeting, would increase the number of authorized shares of Patterson Common Stock from 9,000,000 shares to 18,000,000 shares. The following table sets forth the respective number of authorized, issued and outstanding, and reserved shares of Common Stock on May 14, 1997, the Record Date, and as adjusted to give effect to the respective number of shares of Common Stock that would be authorized, issued and outstanding, and reserved, if the Capital Stock Charter Amendment and the Stock Incentive Plan Amendment were approved at the Meeting.

                                                                                    Number of Shares
                                                                          -----------------------------------
                                                                               ACTUAL            As Adjusted
                                                                          ---------------       -------------
 Authorized  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9,000,000          18,000,000
 Issued and outstanding  . . . . . . . . . . . . . . . . . . . . . . .          7,070,657           7,070,657

 Reserved:
    Patterson stock options and warrants . . . . . . . . . . . . . . .            334,624             509,624
                                                                          ---------------       -------------

  Unissued and unreserved  . . . . . . . . . . . . . . . . . . . . . .          1,594,719          10,419,719
                                                                          ===============       =============

        If the stockholders of the Company approve the Capital Stock Charter Amendment and the Stock Incentive Plan Amendment at the Meeting, the Company, immediately following the Meeting and assuming no other issuances of Common Stock prior to the Meeting, would have 10,419,719 unissued and unreserved shares of the then authorized 18,000,000 shares of Common Stock. If the Stock Incentive Plan Amendment is not approved but the Capital Stock Charter Amendment is approved, the number of such unissued and unreserved shares of Common Stock would be 10,594,719 shares. The unissued and unreserved shares would be available for issuance from time to time as may be necessary in connection with future financings, acquisitions of other companies, stock dividends, stock splits, other distributions, stock option plans and other employee benefit plans or other corporate purposes. The Company currently has no plans to issue any of these unissued and unreserved shares.

        Under Delaware law, the Board of Directors of the Company generally may issue authorized but unissued shares of Common Stock without stockholder approval. The Company's Board does not currently intend to seek stockholder approval prior to any future issuance of the shares, except to the extent otherwise required by the Company's Restated Certificate of Incorporation, by law or by the Nasdaq National Market or any securities exchange on which the Common Stock may be listed at that time. The authorization of additional shares of Common Stock will enable the Company, as the need may arise, to take timely advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with the holding of a special meeting of its stockholders or of waiting for the regularly scheduled annual meeting of stockholders in order to increase the authorized capital.
The Board of Directors does not intend to issue any shares of Common Stock except on terms which the Board deems to be in the best interest of the Company and its stockholders. Existing stockholders of the Company will have no preemptive rights to purchase any shares of Common Stock issued in the future.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE CAPITAL STOCK CHARTER AMENDMENT. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

                    PROPOSED STOCK INCENTIVE PLAN AMENDMENT
                           (PROPOSAL 3 ON PROXY CARD)

        The Board of Directors of the Company, subject to approval of stockholders at the Meeting, has increased the number of shares of the Company's Common Stock reserved for issuance under the Patterson Energy, Inc. 1993 Stock Incentive Plan (referred to herein as "Stock Incentive Plan") from 175,000 shares to 350,000 shares. The purpose of the Stock Incentive Plan is to provide continuing incentives to the key employees of the Company and its subsidiaries, which may include, but shall not necessarily be limited to, members of the Board of Directors (excluding members of the Compensation Committee) and officers of the Company. The effect of the increase in the number of shares reserved for issuance under the Stock Incentive Plan is to allow the Company to grant additional awards of stock options and restricted stock from time to time and thereby augment its program of providing incentives to key employees.

        At March 31, 1997, the Company had options outstanding under the Stock Incentive Plan to purchase a total of 166,000 shares. No awards of restricted stock have been made to date under the Stock Incentive Plan. Accordingly, if the proposal is adopted to increase the number of shares available for issuance under the Stock Incentive Plan to 350,000 shares, there would be an additional 184,000 shares available for grant under the Stock Incentive Plan. At March 31, 1997, the Company and its subsidiaries had approximately 25 key employees eligible to participate in the Plan. At that date, the closing price of the Company's Common Stock as quoted on the NASDAQ National Market was $27.625.

        The following is a brief summary of the material provisions of the Stock Incentive Plan as proposed to be amended.

        Types of Awards. Under the Stock Incentive Plan, the Company may grant awards of stock options and restricted stock or any combination thereof to its key employees and to the key employees of its subsidiaries.

        Administration. The Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors composed of no fewer than two disinterested members. Subject to the terms of the Stock Incentive Plan, the Compensation Committee determines, among other matters, persons to whom awards are granted, type of award granted, number of shares granted, vesting schedule, employment requirements or performance goals relating to restricted stock awards, type of consideration to be paid to the Company for restricted stock or upon exercise of options and the terms of any option (which cannot exceed ten years).

        Stock Option Terms. Under the stock option component of the Stock Incentive Plan, the Company may grant both incentive stock options ("incentive stock options") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options which are not qualified as incentive stock options ("non-qualified options"). Incentive stock options may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant. The exercise price of incentive stock options granted to holders of more than 10% of the Common Stock must be at least 110% of the fair market value of the Common Stock on the date of grant, and the term of these options cannot exceed five years. The exercise price of non-qualified stock options will be determined by the Compensation Committee on the date of grant, but may not be less than 85% of the fair market value of the Common Stock on that date.

        Options granted under the Stock Incentive Plan are not transferrable, otherwise than by will or the laws of descent and distribution, and during the lifetime of the optionholder, options are exercisable only by such optionholder. In addition, outstanding options may not be exercised more than three months (but in no event beyond the expiration date of the option) after the optionholder ceases to be an employee of the Company, except that in the event of the death or permanent and total disability of the optionholder, the option may be exercised by the holder (or his estate, as the case may be), until the first to occur of the expiration of the option period or the expiration of one year after the date of death or permanent or total disability. The exercise price may be paid in cash, in shares of Common Stock (valued at fair market value at the date of exercise), by delivery of a promissory note or by a combination of such means of payment, as may be determined by the Compensation Committee.

        Restricted Stock Terms. Under the restricted stock component of the Stock Incentive Plan, the Company may, in selected cases, issue to a plan participant a given number of shares of restricted stock. Restricted stock under the Stock Incentive Plan is Common Stock restricted as to sale pending fulfillment of such vesting schedule, employment requirements or performance goals as the Compensation Committee shall determine. The purchase price, if any, for restricted stock will be specified by the Compensation Committee. Prior to lifting of the restrictions, the participant will nevertheless be entitled to receive distributions in liquidation and dividends on, and to vote the shares of, the restricted stock. The Stock Incentive Plan provides for forfeiture of restricted stock for breach of conditions of grant.

        Change in Control; Adjustment in Number of Option Shares. Upon a change in control (as defined in Section 10 of the Stock Incentive Plan) of the Company, all stock options granted under the Stock Incentive Plan will become exercisable in full, and all restricted stock grants will become immediately vested and any applicable restrictions will lapse. Also, in the event the number of outstanding shares of Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another company, whether as a result of a stock split, stock dividend, combination or exchange of shares, merger or otherwise, each share subject to an unexercised option will be substituted for the number and kind of shares of stock into which each share of outstanding Common Stock is to be changed or for which each such share is to be exchanged and the option price will be increased or decreased proportionately.

        Amendments. The Board of Directors may at any time and from time to time alter, amendment, suspend or discontinue the Stock Incentive Plan, except no such action may be taken without stockholder approval which materially increases the benefits to participants, materially increases the number of shares to be issued,materially extends the period for granting awards, or materially modifies the requirements as to eligibility. In addition, no such action may be taken which adversely affects the rights of a participant without his consent.

        Federal Income Tax Consequences--Stock Options. Neither the Company nor the optionee will recognize taxable income or deduction for federal income tax purposes from the grant or exercise of an incentive stock option. When an optionee sells stock acquired upon exercise of an incentive stock option, the optionee will be taxed at long-term capital gain rates if the stock has been held for at least one year and the option was granted at least two years prior to the date of sale ("Holding Period Requirements"). If the optionee fails to meet the Holding Period Requirements, the difference between the exercise price and the fair market value of the stock at the time of exercise will be taxable to the optionee as ordinary income and the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee if the Company complies with applicable withholding requirements and if the amount qualifies as an ordinary and necessary business expense to the Company. Although the optionee will not recognize taxable income for federal income tax purposes upon the exercise of an incentive stock option, the difference between the exercise price and fair market value of the shares at the time of exercise gives rise to an adjustment in calculating alternative minimum taxable income.

        Neither the Company nor the optionee will recognize taxable income or deduction from the grant of a non- qualified stock option. At the time of exercise of a non-qualified stock option, the optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock. The Company will be entitled to a deduction for tax purposes in an amount equal to the ordinary income recognized by the optionee, if the Company complies with applicable tax withholding requirements.

        Federal Income Tax Consequences--Restricted Stock. If a participant in the Stock Incentive Plan receives a grant of restricted stock, the federal income tax consequences will depend on the nature of the restrictions. In general, the fair market value of the restricted stock will not be taxable to the recipient until the year in which the restricted stock is freely transferable or is no longer subject to a substantial risk of forfeiture. At that time, the current fair market value of the restricted stock will be treated as ordinary income to the recipient. The recipient may elect, however, to recognize income when the restricted stock is received, rather than when the restricted stock is freely transferable or is no longer subject to a substantial risk of forfeiture. If the recipient makes this election, the amount taxed to the recipient as ordinary income will be determined as of the date of receipt of the restricted stock. After the recipient recognizes ordinary income on the restricted stock, the tax basis of the restricted stock will be the fair market value thereof on the date the ordinary income was recognized. If an individual disposes of restricted stock, the individual will recognize gain (or, under certain conditions, loss) in the year of such disposition equal to the difference between (a) any amount realized on the disposition and (b) the adjusted tax basis in the restricted stock disposed of. The gain (or loss) will be a long-term capital gain (or loss) if more than one year has elapsed between the date income was recognized and the date of disposition and if the restricted stock was a capital asset in the hands of the individual.

        In general, when an individual recognizes ordinary income with respect to shares acquired as a result of a grant of restricted stock, the Company will be entitled to an income tax deduction in an amount equal to the ordinary income recognized by the individual, provided that all applicable federal income tax withholding requirements are satisfied and that the amount qualifies as an ordinary and necessary business expense to the Company.

        Grants to Date. Stock options covering a total of 166,000 shares of Common Stock (the "Outstanding Options") have been granted to date under the Stock Incentive Plan to key employees of the Company, including A. Glenn Patterson, President and Chief Operating Officer (options covering 70,000 shares or approximately 42% of the total options granted) and James C. Brown, Vice President - Finance and Chief Financial Officer (options covering 25,000 shares or approximately 15% of the total options granted). All of the outstanding options were granted during 1995. Each of the options has a ten-year term and is exercisable at a price equal to the fair market value of the Common Stock on the date of grant. The Options will vest in equal annual increments of 20% beginning on the date of grant and continuing on each succeeding anniversary date.

        Vote Required for Approval. Approval of the Stock Incentive Plan Amendment requires the affirmative vote of the holders of a majority of the Common Stock present, or represented, and entitled to vote at the Meeting, assuming the presence of a quorum. Each share of Common Stock is entitled to one vote.

        Stockholders should note that because employee directors (subject to re-election and stockholder approval) have received and may in the future receive stock options under the Stock Incentive Plan, the current employee directors of the Company have a personal interest in the proposal and its approval by stockholders. However, the members of the Board of Directors believe that the amendment is in the best interests of the Company and its stockholders.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE STOCK INCENTIVE PLAN AMENDMENT. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.


                              SECTION 16 REPORTING

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Each of these persons is required by SEC regulation to furnish the Company with copies of
Section 16(a) filings. Based solely on its review of copies of such forms received by it and written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that, during the fiscal year ended December 31, 1996, its officers, directors, and greater than 10% beneficial owners complied with all applicable filing requirements.


                            RATIFICATION OF AUDITORS
                           (PROPOSAL 4 ON PROXY CARD)

The Board of Directors voted to engage Coopers & Lybrand L.L.P. as independent accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1997, and directed that such engagement be submitted to the stockholders of the Company for ratification. In recommending ratification by the stockholders of such engagement, the Board of Directors is acting upon the recommendation of the Audit Committee, which has satisfied itself as to the firm's professional competence and standing. Although ratification by stockholders of the engagement of Coopers & Lybrand L.L.P. is not required by Delaware corporate law or the Company's Restated

Certificate of Incorporation or Bylaws, management feels a decision of this nature should be made with the consideration of the Company's stockholders. If stockholder approval is not received, management will reconsider the engagement.

        It is expected that one or more representatives of Coopers & Lybrand L.L.P. will be present at the Meeting and will be given the opportunity to make a statement if they so desire. It also is expected that the representatives will be available to respond to appropriate questions from the stockholders.

        Ratification of the selection of Coopers & Lybrand L.L.P. requires the affirmative vote of the holders of a majority of the Common Stock present, or represented, and entitled to vote at the Meeting assuming the presence of a quorum.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF AUDITORS. PROXIES RECEIVED WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.


                     COST AND METHOD OF PROXY SOLICITATION

        The accompanying Proxy is being solicited on behalf of the Board of Directors of the Company. All expenses for soliciting Proxies, including the expense of preparing, printing and mailing the form of Proxy and the material used in the solicitation thereof, will be borne by the Company. In addition to the use of the mail, Proxies may be solicited by personal interview, telephone and telegram by directors and regular officers and employees of the Company. Such persons will receive no additional compensation for such services. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.


              ANNUAL REPORTS AND CONSOLIDATED FINANCIAL STATEMENTS

        You are referred to the Company's annual report, including consolidated financial statements, for the year ended December 31, 1996, enclosed herewith for your information. The annual report is not incorporated in this Proxy Statement and is not to be considered part of the soliciting material.


                      DEADLINE FOR RECEIPT OF STOCKHOLDER
                       PROPOSALS FOR 1998 ANNUAL MEETING

                Any proposals that stockholders of the Company desire to have presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than December 31, 1997.




SNYDER, TEXAS
May 15, 1997

                             PATTERSON ENERGY, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 1, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned stockholder of Patterson Energy, Inc. (the "Company") hereby constitutes and appoints Cloyce A. Talbott and A. Glenn Patterson, or either of them, each with the power of substitution as attorneys and proxies to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Embassy Suites Hotel, 3880 West Northwest Highway, Dallas, Texas, on Tuesday, July 1, 1997, at 10:00 A.M., local time, and at any and all adjournments thereof, with the same force and effect as if the undersigned were personally present, and the undersigned hereby instructs the above-named Attorneys and Proxies to vote as follows:

1. ELECTION OF DIRECTORS. The following five persons have been nominated to serve on the Company's Board of Directors: Cloyce A. Talbott; A. Glenn Patterson; Robert C. Gist; Kenneth E. Davis; and Vincent A. Rossi, Jr.

         [ ] FOR all nominees listed above   [ ]  WITHHOLD AUTHORITY
                                                      to vote for all nominees
                                                      listed above

         (INSTRUCTION: To withhold authority to vote for any one or more individual nominees, write the name of each such nominee in the space provided below.)




2. Proposal to amend the Company's Restated Certificate of Incorporation to increase its authorized Common Stock from 9,000,000 shares to 18,000,000 shares.


         [ ] FOR                  [ ] AGAINST                       [ ] ABSTAIN


3. Proposal to increase the number of shares of the Company's Common Stock reserved for issuance under the Patterson Energy, Inc. 1993 Stock Incentive Plan from 175,000 shares to 350,000 shares.


         [ ] FOR                  [ ] AGAINST                       [ ] ABSTAIN


4. Proposal to ratify the selection of Coopers & Lybrand L.L.P. as the independent auditors of the Company for the fiscal year ending December 31, 1997.


         [ ] FOR                  [ ] AGAINST                       [ ] ABSTAIN


5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment of adjournments thereof.





                                     (OVER)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES SET FORTH IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.


                                        DATED:____________________________, 1997


                                        ________________________________________
                                                   (Signature)

                                        ________________________________________
                                                   (Signature)


                                        NOTE:  Please sign exactly as your name
                                        or names appear on this card. Joint
                                        owners should each sign personally.
                                        When signing as attorney, executor,
                                        administrator, personal representative,
                                        trustee or guardian, please give your
                                        full title as such.  For a corporation
                                        or a partnership, please sign in the
                                        full corporate name by the President or
                                        other authorized officer or the full
                                        partnership name by an authorized
                                        person, as the case may be.  (Please
                                        mark, sign, date, and return this proxy
                                        in the enclosed envelope.)